SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 3, 2011

Date of Earliest Event Reported: November 27, 2010

C2E ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

ODYSSEY OIL & ENERGY, INC.
(Former Name of Registrant)

Florida
(State of Organization)

65-1139235
(I.R.S. Employer Identification No.)

Commission File Number 333-106299
Design Quarter, Nicol Grove office Park
Leslie Road, Fourways 2044
South Africa
Address of Principal Executive Offices
Registrants Telephone Number (including area code):+27(11)513-1446

C2E ENERGY, INC.
Report on Form 8-K

 ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On November 27, 2010.  C2E Energy, Inc. (the “Company”) entered into an agreement to acquire a 51% (fifty one percent) interest in Beijing Yihaotong Information Technology Co., Ltd, which has the technology and patents for a Mobile Information Service Platform for Maternal And Child Health Care and for a Remote Home Health Care System.  This technology provides remote NST on mobile terminals and pregnancy information on cell-phones. In terms of the acquisitions the Company, will issue 5,000,000 (five million) shares of common restricted stock.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
As a result of the agreement as described in Item 1.01 above, the C2E Energy, Inc has acquired a 51% (fifty one percent) interest in Beijing Yihaotong Information Technology Co., Ltd, and will issue 5,000,000 (five million) shares of common restricted stock for the acquisition.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (b) EXHIBITS

Exhibit No.	Exhibits

1.1	Agreement Beijing Yihaotong Information Technology Co., Ltd,

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C2E Energy, Inc.

January 3, 2011	By:	/s/ Johannes Roux
Johannes Roux
Principal Executive Officer,
President and Director